UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 21, 2007 (February 16, 2007)

CHINA PUBLIC SECURITY TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Florida	333-132119	59-1944687
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Unit D, Block 2, Tian An Cyber Park
Chegongmiao, Shenzhen, Guangdong, 518040
People’s Republic of China
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (+86) 755 -8835-2899

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On February 16, 2007, the Board of Directors of China Public Security Technology, Inc. (the “Company”) appointed Ms. Ying Hong as the Chief Marketing Officer of the Company, effective immediately.

Ms. Ying Hong, age 30, became the Chief Marketing Officer of China Public Security Technology, Inc. on February 16, 2007. She has had over 11 years of marketing experience. Ms. Hong has served as a Vice President and the Chief Marketing Officer of Shenzhen (IASPEC) Software Engineering Co., Ltd., the Company’s subcontracting relationship partner since September 2004. Prior to joining iASPEC, Ms. Hong served as a Vice President of WINTEK (Hong Kong) Technology Ltd., a manufacturer of computer chipsets, from July 2003 until September 2004, and as a Marketing Representative of the Indonesia Branch of ZTE Corporation, a major telecommunications equipment provider in China, from September 2000 to June 2003. Ms. Hong graduated from Guizhou University in 1996, with a major in Electronic Science and Technology. Ms. Hong will spend 50% of her time as the Company’s Chief Marketing Officer.

The Company and Ms. Hong have not yet entered into a written employment agreement, but intend to do so at a future date.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PUBLIC SECURITY TECHNOLOGY, INC.

Date: February 21, 2007	By:	/s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

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